UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2013 (July 25, 2013)

American Realty Capital Global Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-177563	45-2771978
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Wickes Building Supplies Retail Warehouse

On July 26, 2013, following the completion of its due diligence review of a Wickes Building Supplies retail warehouse located in Stoke-on-Trent, United Kingdom, American Realty Capital Global Trust, Inc. (“the Company”) finalized the prerequisite conditions to acquire, and subsequently acquired, the fee simple interest in the property on that same date. Pursuant to the terms of the sale and purchase agreement dated July 24, 2013, the Company’s obligation to close upon the acquisition was subject to the satisfactory completion of a due diligence review of the property, among other conditions. The sale and purchase agreement contains customary representations and warranties by the seller.

The description of the Wickes Building Supplies retail warehouse located in Stoke-on-Trent, United Kingdom set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Additionally, the description of the Loan (as defined below) and credit facility contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 26, 2013, the Company, through an indirect wholly owned subsidiary of American Realty Capital Global Operating Partnership, L.P., its operating partnership, closed the acquisition of the fee simple interest in a Wickes Building Supplies retail warehouse located in Stoke-on-Trent, United Kingdom for a contract purchase price of $5.1 million (based upon an exchange rate of $1.53 to £1.00, as of the date of acquisition). The seller, St. James’s Place UK plc, had no material relationship with the Company and the acquisition was not an affiliated transaction.

The property contains 28,758 rentable square feet and is 100% leased to Wickes Building Supplies Limited, a subsidiary of Travis Perkins plc (LSE: TPK), a leading supplier of building materials in the United Kingdom. The original lease has a 25-year term which commenced in December 2001 and terminates in December 2026. Rent is adjusted upward only to market every five years. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight line rental income is $0.4 million.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Santander Loan

On July 26, 2013, the Company, through an indirect wholly owned subsidiary of its operating partnership, entered into a loan agreement (the “Loan”) with Santander UK plc, as lender, in the amount of $2.5 million (based upon an exchange rate of $1.53 to £1.00, as of the date of the acquisition). The Loan provides for quarterly interest payments with all principal outstanding being due on the maturity date in July 2018. The Loan bears interest at 4.18%, fixed by an interest rate swap.

The Loan may be prepaid at any time, in whole or in part, with break costs, if applicable. In the event of a default, the lender has the right to terminate its obligations under the Loan and to accelerate the payment on any unpaid principal amount of the Loan.

Credit Facility

On July 25, 2013, the Company, through its operating partnership, entered into a credit agreement relating to a credit facility with JPMorgan Chase Bank, N.A. The credit facility allows for total borrowings of up to $50.0 million. The credit facility contains an “accordion feature” to allow the Company, under certain circumstances, to increase the aggregate borrowings under the credit facility to up to $750.0 million through additional commitments. Availability of borrowings is based on a pool of eligible unencumbered real estate assets.

The initial maturity date of the credit facility is July 25, 2016. The credit facility also contains two one-year extension options, subject to certain conditions. The Company will have the option, based upon its corporate leverage, to have the credit facility priced at either the Alternate Base Rate plus 0.60% to 1.20% or at adjusted LIBOR plus 1.60% to 2.20%. The Alternate Base Rate is defined in the credit agreement as: a rate per annum equal to the greatest of (a) the fluctuating annual rate of interest announced from time to time by JPMorgan Chase Bank, N.A. as its “prime rate” in effect on such day, (b) the federal funds effective rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBOR for a month period on such day plus 1%. Adjusted LIBOR refers to LIBOR multiplied by the statutory reserve rate, as determined by the Federal Reserve System of the United States. The Company may incur unused fees on a quarterly basis and in other circumstances to the extent it has not used commitments under the credit facility.

The credit facility provides for quarterly interest payments for each Alternate Base Rate loan and periodic payments for each adjusted LIBOR loan, based upon the applicable LIBOR loan period, with all principal outstanding being due on the maturity date. The credit facility may be prepaid at any time, in whole or in part, without premium or penalty, subject to prior notice to the applicable lender. In the event of a default, lenders under the credit facility have the right to terminate their obligations under the credit facility and to accelerate the payment on any unpaid principal amount of all outstanding loans. As defined in the credit agreement, events of default include, but are not limited to: failure by the Company to pay any amount due under the credit facility when due; failure by the Company to satisfy any financial covenant required under the credit facility; and any representation or warranty made in connection with the credit facility being shown to be materially false.

The Company, certain of its subsidiaries and certain subsidiaries of its operating partnership have guaranteed or may guarantee the obligations under the Credit Facility on an unsecured basis.

The description of the credit facility in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the credit agreement. The Company will file the credit agreement relating to the credit facility with the Securities and Exchange Commission as an exhibit to its next Quarterly Report on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired (Lessees)

Set forth in this Item 9.01(a) are summary audited and interim financial statements of the parent of the lessee, Travis Perkins plc, as described under Item 2.01 of this Current Report on Form 8-K.

Travis Perkins plc currently posts its audited and interim financial statements in annual reports on its website at www.travisperkinsplc.co.uk, and the following audited and interim summary financial data regarding Travis Perkins plc are taken from such source:

	Six Months Ended June 30,	Fiscal Year Ended December 31,
(Amounts in Millions)	2013 (Unaudited)	2012 (Audited)	2011 (Audited)	2010 (Audited)
Consolidated Condensed Statements of Income
Revenue	£2,449.5	£4,844.9	£4,779.1	£3,152.8
Operating profit	138.4	300.5	290.5	219.8
Net income	106.2	259.6	212.4	141.3
	June 30, 2013 (Unaudited)	December 31, 2012 (Audited)	December 31, 2011 (Audited)	December 31, 2010 (Audited)
(Amounts in Millions)
Consolidated Condensed Balance Sheets
Total assets	£4,445.3	£4,357.2	£4,191.2	£4,078.2
Non-current interest bearing loans and borrowings	453.5	195.2	598.2	760.9
Total liabilities	2,050.9	2,049.1	2,083.4	2,126.4
Total shareholders’ equity	2,394.4	2,308.1	2,107.8	1,951.8

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

Date: July 30, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors